                     SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - November 24, 1997



                           MELLON  BANK  CORPORATION
               (Exact name of registrant as specified in charter)



            Pennsylvania               1-7410                25-1233834
    (State or other jurisdiction    (Commission           (I.R.S. Employer
          of incorporation)          File Number)        Identification No.)


                             One Mellon Bank Center
                                500 Grant Street
                            Pittsburgh, Pennsylvania             15258
                    (Address of principal executive offices)   (Zip code)


      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS

On November 24, 1997, Mellon Bank Corporation (the "Corporation") completed the previously announced sale of its corporate trustee and agency business to The Chase Manhattan Bank. Terms of the transaction were not disclosed. Under the agreement, substantially all of the accounts for which the Corporation's subsidiaries served as corporate trustee or paying or escrow agent have been transferred to Chase Global Trust. The majority of the portfolio consists of municipal and corporate issues of debt securities. The sale does not include the Corporation's noncorporate trustee fiduciary businesses.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION


Date:  December 3, 1997       By:  /s/ CARL KRASIK
                                   Carl Krasik
                                   Associate General Counsel and
                                   Secretary